EXHIBIT 11


                         [COOPERS & LYBRAND LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                 ---------------

We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to the Registration Statement of The Chaconia Income & Growth Fund, Inc., on Form N-1A (File Nos. 33-37426 and 811-6194) of our report dated February 24, 1999, on our audit of the financial statements and financial highlights of The Chaconia Income & Growth Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended December 31, 1998, which is also incorporated by reference in this Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the captions "Financial Highlights" and "Independent Accountants" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional information.


                                          /s/ PricewaterhouseCoopers LLP
                                          --------------------------------
                                              PricewaterhouseCoopers LLP

New York, New York
October 29, 1999